EXHIBIT 7.1

CUTCO INDUSTRIES, INC.                      OFFICE OF THE CHAIRMAN OF THE BOARD








                                 August 14, 1996

Mr. Don vonLiebermann
54 Kellogg Hill Road
Weston, CT  06883

                  Re:  Amendment of Employment Agreement

Dear Mr. vonLiebermann:

     On June 13, 1997, the Board of Directors approved the amendment to your present Employment Agreement to provide that the Agreement be extended on the same terms and conditions as the prior year for a one year period ending July 31, 1998.

     Kindly indicate your agreement to the above by signing below.

                                       Sincerely,

                                       CUTCO INDUSTRIES, INC.

                                       /s/Marvin W. Marcus
                                       ------------------------
                                       Marvin W. Marcus
mwm/ms                                 Chairman
AGREED TO:


       /s/ Don vonLiebermann
       ------------------------
       DON VON LIEBERMANN